UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

February 20, 2018

Date of Report

(Date of Earliest Event Reported)

BELL BUCKLE HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Florida	333-81520	98-0361568
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

17961 Biscayne Blvd., Suite B-1

Aventura, Florida 33160

 (Address of principal executive offices)

(612) 758-0241

Registrant's telephone number

Digital Color Print, Inc.

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 20th, 2018 Brad Simmons resigned as CEO and Board Member.

Effective February 20th, 2018 Andre S. Jaberian, Age 58 was appointed as the CEO and Sole Director.  Mr. Jaberian has been in the import/export business for the last 35 years, primarily dealing in bulk leather sales through the ports of Salerno, Italy and Izmir, Turkey; with commercial real estate ties to Dubai.

Previous to the approved name change, Digital Color Print, Inc. was incorporated in the State of Delaware.  The company's name changed in 2007 to Bell Buckle Holdings, Inc. and was Re-Domiciled in Florida.  The Florida Sunbiz registry was recently updated to an Active Status when the Change of Ownership was completed on February 22nd, 2018.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Bell Buckle Holdings, Inc., a Florida corporation

Date:  February 26th, 2018

/s/ Andre S. Jaberian

Andre S. Jaberian, President, Secretary, CEO and sole director

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